UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).   Entry into a Material Definitive Agreement

On November 16, 2006, Winn-Dixie Stores, Inc. (the “Company”) and Peter L. Lynch entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Lynch will continue to serve as the Company’s President and Chief Executive Officer following the effective date of the Joint Plan of Reorganization of Winn-Dixie Stores, Inc. and Affiliated Debtors (the “Plan”) (the “Restructuring Date”).

The material terms of the Employment Agreement are as follows:

Positions and Duties: Mr. Lynch will continue to serve as the Company’s President and Chief Executive Officer. In addition, Mr. Lynch will serve as the Chairman of the Company’s Board of Directors (the “Board”). Mr. Lynch will report directly to the Board and will have the duties and responsibilities consistent with the positions of chief executive officer and president of a company the size and nature of the Company. Mr. Lynch will devote substantially all of his business time to the Company’s businesses and affairs.

Term of Employment: The term of Mr. Lynch’s employment under the Employment Agreement will commence on the Restructuring Date and will continue until June 30, 2010, unless terminated earlier (as extended or shortened, the “Term of Employment”). Unless terminated earlier, commencing on July 1, 2010, the Employment Agreement will automatically be renewed and the Term of Employment extended for additional consecutive one (1) year terms, unless such renewal is objected to by Mr. Lynch or the Company in accordance with the terms of the Employment Agreement.

Salary: Mr. Lynch will receive an annual base salary of $1,250,000.00, which will be paid in accordance with the Company’s then prevailing payroll practices (the “Base Salary”). At the sole discretion of the Board, the Base Salary may be increased based upon Mr. Lynch’s performance.

Bonus: For each fiscal year ending during the Term of Employment, the Company will establish a bonus plan (the “Bonus Plan”) pursuant to which Mr. Lynch will be eligible to receive an annual bonus (the “Bonus”). The Bonus Plan will be administered by Board or the Compensation Committee of the Board (the “Compensation Committee”), which will establish performance objectives for each year after due consultation with Mr. Lynch. In the event that the Company achieves the performance objectives established under the Bonus Plan by the Compensation Committee, Mr. Lynch will be entitled to receive a Bonus equal to 100% of his Base Salary. In the event that the Company achieves performance that exceeds the applicable performance objectives, Mr. Lynch will be entitled to receive a Bonus based on linear interpolation for incremental performance in excess of the target performance, but in no event will Mr. Lynch’s Bonus exceed 150% of the Base Salary. Unless otherwise determined by the Board or the Compensation Committee, Mr. Lynch will not be entitled to any Bonus if the Company fails to achieve the target performance goals established under the Bonus Plan by the Compensation Committee.

Fiscal Year 2007 Additional Bonus: In addition to any Bonus to which Mr. Lynch is entitled, the Company will pay Mr. Lynch an additional bonus for the Company’s fiscal year 2007 in an amount equal to $2,000,000.00, less all applicable withholding taxes, promptly following the Restructuring Date.

Stock Options, Deferred Compensation, Restricted Stock, and Other Long Term Incentive Programs: Mr. Lynch will be granted, subject to the terms set forth in the Employment Agreement, an option (the “Option”) to purchase a number of shares of the Company’s common stock representing one and one quarter percent (1.25%) of the common stock of the Company actually outstanding on the “initial distribution date” as that term is used in the Plan in the context of distributions to unsecured creditors (the “Initial Distribution Date”). In the event that the per share fair market value of the Company’s common stock on the Initial Distribution Date exceeds $749 million divided by the number of shares outstanding on the Initial Distribution Date, the Company will establish a deferred compensation plan for Mr. Lynch. Additionally, Mr. Lynch will be granted, on the terms set forth in the Employment Agreement, restricted stock units representing three quarters of a percent (0.75%) of the Company’s common stock actually outstanding on the Initial Distribution Date. In addition, Mr. Lynch will be eligible to participate in long term incentive

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grants, as determined in the sole discretion of the Compensation Committee, including stock option, restricted stock, restricted stock unit, performance stock unit and other similar programs as may be in effect from time to time in accordance with the Company’s compensation practices.

Employee Benefits and Perquisites: During the Term of Employment, Mr. Lynch and Mr. Lynch’s dependents will participate in all employee and executive retirement, medical, dental, vision, disability, group and/or executive, life, accidental death, and travel accident insurance, and all similar benefit programs of the Company. Mr. Lynch will also be entitled to participate in all employee and executive perquisite programs such as are generally available to the Company’s senior executives. Mr. Lynch will be permitted to charter on a reasonable basis private planes for both professional and personal travel (with income imputed to the extent required under applicable tax rules or regulations).

Termination: Either Mr. Lynch or the Company may, on thirty day’s notice, terminate Mr. Lynch’s employment during the Term of Employment due to Mr. Lynch’s “Disability” (as defined in the Employment Agreement). Mr. Lynch’s employment and the Term of Employment will terminate immediately upon Mr. Lynch’s death. Upon Mr. Lynch’s termination due to Disability or death, Mr. Lynch will be entitled to (i) his Base Salary through the date of termination, (ii) the amounts of any bonus, incentive compensation, deferred compensation or other compensation and benefits vested and accrued as of the date of termination, (iii) any vacation pay, expense reimbursements and other cash entitlements accrued as of the date of termination and (iv) a prorated Bonus for the year in which the termination occurs (“Accrued Obligations”). The unvested portion of the Option and the restricted stock will be automatically forfeited. The Company will be entitled to terminate Mr. Lynch’s employment and the Term of Employment for “Cause” (as defined in the Employment Agreement). Prior to terminating Mr. Lynch’s Employment for Cause, the Company will provide Mr. Lynch with notice of its intention to terminate his employment for Cause which sets forth in reasonable detail the facts and circumstances claimed to establish Cause for termination and will provide Mr. Lynch an opportunity to appear before the Board. If the Company terminates Mr. Lynch’s employment for Cause, Mr. Lynch will be entitled to receive the Accrued Obligations other than the pro-rated bonus as described in the Employment Agreement and the outstanding portion of the Option and the restricted stock will be automatically forfeited. The Company may also terminate Mr. Lynch without Cause at any time. Mr. Lynch will have the right to resign for “Good Reason” (as defined in the Employment Agreement) subject to the terms described in the Employment Agreement. If the Company terminates Mr. Lynch without Cause or Mr. Lynch resigns for Good Reason, then the Company will pay Mr. Lynch (i) the Accrued Obligations, (ii) ratable monthly installments during the “Restricted Period” (as defined in the Employment Agreement) in an aggregate amount equal to the sum of Mr. Lynch’s Base Salary at the rate then in effect and Mr. Lynch’s target bonus multiplied by the full and fractional years of the Restricted Period, and (iii) continuation on the same terms and conditions applicable to active employees of the medical/dental benefits previously provided to Mr. Lynch prior to his termination (or until Mr. Lynch obtains subsequent employment that provides for reasonably comparable benefits).

Covenants: The Employment Agreement imposes upon Mr. Lynch covenants, among others, related to non-disclosure of “Confidential Information” (as defined in the Employment Agreement), non-solicitation and non-competition during the Restricted Period, the return of the Company’s property and records upon the request of the Company, the assignment of inventions and developments to the Company, non-disparagement, and cooperation with the Company with respect to potential litigation, regulatory, or administrative proceedings.

Indemnification: Subject to the terms of the Employment Agreement, the Company agrees to indemnify Mr. Lynch in the event that he is made party to any action, suit, or proceeding by reason of the fact that, after the Restructuring Date, he is or was a director, officer or employee of the Company.

This description of the Employment Agreement is qualified in its entirety by reference to the definitive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated October 23, 2006, between Winn-Dixie Stores, Inc. and Peter L. Lynch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2006	Winn-Dixie Stores, Inc.

	By:	/s/ Laurence B. Appel
Laurence B. Appel
Senior Vice President, General Counsel and
Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated October 23, 2006, between Winn-Dixie Stores, Inc. and Peter L. Lynch.

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